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EXHIBIT 10.35
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CONFIDENTIAL
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VIA FACSIMILE
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January 28, 1999

Greg L. Pickrell, Esq.
Coudert Brothers
530 Lytton Avenue
Suite 300
Palo Alto, CA 94301

Dear Greg:

I am writing to follow up on our discussions regarding the issues raised in your July 30, 1998 letter regarding the registration rights of Yves Faroudja and Isabell Faroudja under the Registration and Shareholders Rights Agreement dated March 7, 1997 (the "Agreement") and Yves Faroudja's Warrant to Purchase Shares of Faroudja, Inc. Common Stock dated January 20, 1997 (the "Warrant"). The registration rights under the Agreement and the Warrant are referred to collectively in this letter as the "Registration Rights." This dialog results from the Faroudja, Inc. (the "Company") Registration Statement on Form S-1 which was declared effective on August 12, 1998 (the "Registration Statement") and the right and opportunity of Mr. and Mrs. Faroudja to exercise their Registration Rights and participate therein.

Our most recent discussion involved your comments on my November 11, 1998 letter responding to your July 30, 1998 letter. As expressed in my letter and our conversations, the Company wishes to resolve this matter amicably. In furtherance of that objective, a revised proposal follows.

If the Faroudjas wish to register the securities they could have included in the Registration Statement through the exercise of their rights under the Agreement, or if Mr. Faroudja wishes to register the securities he could have registered in the Registration Statement through the exercise of his rights under the Warrant, the Company is willing to use its reasonable efforts, on one occasion, to register, at the Company's expense, the offer and sale of such

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Greg L. Pickrell, Esq.
January 28, 1999
Page 2


securities under the Securities Act of 1933, as amended, as soon as possible following a written request for such registration.

Such a filing would, however, be subject to the following conditions:

(i) registration on Form S-3 (or an equivalent SEC form) is available for the securities in question;

(ii) the transaction or transactions in which such securities would be sold occurs over a period of not more than ninety (90) days following the effective date of the registration statement; and

(iii) the filing of a registration statement would not be seriously detrimental to the Company in the good faith judgment of the Board of Directors of the Company.

If the Board of Directors determines that filing a registration statement would be seriously detrimental to the Company, the Company would have the right to defer such filing (x) for up to 120 days after receipt of the request, or (y) if the Company is engaged or has fixed plans to engage in a registered public offering as to which the Registration Rights could be exercised, the Company may defer such filing for a period beginning 60 days prior to the initial filing with the SEC of the registration statement relating to such offering, and ending not more than 90 days after the effective date of such registration statement. The Company may defer such filing for the period described in (x) or (y), but not both. If the Company exercises its right to defer the filing of a registration statement because it is engaged or has fixed plans to engage in a registered public offering, the Faroudjas may elect to include in such offering shares as to which the Registration Rights were exercised, unless the Board of Directors determines that inclusion of all or part of such shares would be seriously detrimental to the Company or the success of the offering. Any shares not included in such offering would continue to be entitled to the registration rights set forth in this paragraph or any other applicable Registration Rights. The rights described herein shall have no effect on the Faroudja's existing Registration Rights.

I have enclosed two signed copies of this letter. If Mr. and Mrs. Faroudja are satisfied with this proposal, please have each of them sign and date both copies of this letter in the space provided below. One executed copy should be

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Greg L. Pickrell, Esq.
January 28, 1999
Page 3

retained for the Faroudja's files and the other copy should be returned to me. This letter, countersigned by Mr. and Mrs. Faroudja, shall be deemed to amend the Agreement and the Warrant.

Please do not hesitate to call me at 408.617.7257 if you have any further questions or comments.

Yours truly,

/S/ KENNETH S. BOSCHWITZ

Kenneth S. Boschwitz, Vice President
Business Development & General Counsel

cc:  Mr. Yves Faroudja
      Stuart D. Buchalter, Esq.



Agreed and Accepted:


/S/ YVES C. FAROUDJA                         /S/ ISABELL FAROUDJA
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Yves C. Faroudja                             Isabell Faroudja

2-25-99                                      2-25-99
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Date                                         Date